EXHIBIT (A)(2)


               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                             BURNHAM INVESTORS TRUST


         The undersigned, being at least a majority of the Trustees of Burnham Investors Trust, a Delaware business trust, acting pursuant to Article IX,
Section 7 of the Agreement and Declaration of Trust dated August 20, 1998 (the "Declaration"), do hereby amend the Declaration as follows, such amendment to become effective upon execution.

         Section 1 of Article V of the Declaration is hereby amended to remove all references to Burnham Dow 30 Focused Fund.

         IN WITNESS WHEREOF, the undersigned being a majority of the Trustees of the Trust have executed this instrument as of the date first written above.

/S/JON M. BURNHAM                                             /S/DONALD B. ROMANS
-----------------------------------------------               -------------------------------------------------
Jon M. Burnham, as Trustee and not individually               Donald B. Romans, as Trustee and not individually


/S/CLAIRE B. BENENSON                                         /S/ROBERT F. SHAPIRO
-----------------------------------------------               -------------------------------------------------
Claire B. Benenson, as Trustee and not individually           Robert F. Shapiro, as Trustee and not individually


/S/LAWRENCE N. BRANDT                                         /S/ROBERT M. SHAVICK
-----------------------------------------------               -------------------------------------------------
Lawrence N. Brandt, as Trustee and not individually           Robert M. Shavick, as Trustee and not individually


/S/ALVIN P. GUTMAN                                            /S/GEORGE STARK
-----------------------------------------------               -------------------------------------------------
Alvin P. Gutman, as Trustee and not individually              George Stark, as Trustee and not individually


/S/WILLIAM W. KARATZ                                          /S/ROBERT S. WEINBERG
-----------------------------------------------               -------------------------------------------------
William W. Karatz, as Trustee and not individually            Robert S. Weinberg, as Trustee and not individually


/S/JOHN C. MACDONALD
-----------------------------------------------
John C. MacDonald, as Trustee and not individually